Exhibit 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS




     We consent to the incorporation by reference in the registration statements of Saks Incorporated listed below of our report dated March 19, 1998, except for Notes 1, 3, 9, 11 and 13 as to which the date is September 17, 1998, and Note 4 as to which the date is November 4, 1998, on our audits of the consolidated financial statements of Saks Incorporated and Subsidiaries (formerly Proffitt's, Inc.) as of January 31, 1998 and February 1, 1997, and for each of the three years in the period ended January
31, 1998, which report is included in this Form 8-K.

               Registration Statements on Form S-3
                      Registration Numbers:
                            333-32257
                            333-55805
                            333-64175
                            333-66755

               Registration Statements on Form S-4
                      Registration Numbers:
                            333-09043
                            333-41563
                            333-60123

               Registration Statements on Form S-8
                      Registration Numbers:
                             33-46306
                             33-80602
                             33-88390
                            333-25213
                            333-47535
                            333-66759



November 23, 1998                      PricewaterhouseCoopers, LLP
Birmingham, Alabama